UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

BlueRiver Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39961	98-1577027
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 West Nottingham Drive, Suite 400 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 832 3305

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of a redeemable Warrant to acquire one Class A ordinary share	BLUA.U	NYSE American LLC
Class A ordinary share, par value $0.0001 per share	BLUA	NYSE American LLC
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BLUA.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2023, BlueRiver Acquisition Corp., a Cayman Islands exempted company (“BlueRiver” or the “Company”) entered into an Agreement and Plan of Merger, dated July 21, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) with BLUA Merger Sub LLC, a Texas limited liability company and wholly-owned subsidiary of BlueRiver (“Merger Sub”), and Spinal Stabilization Technologies, LLC, a Texas limited liability company (“SST”).

Also, as previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on February 7, 2024, the Company entered into an Amendment to the Merger Agreement on February 2, 2024 (the “Amendment”) with SST and Merger Sub.

Termination of the Merger Agreement

On June 28, 2024 (the “Termination Date”), SST delivered a termination notice to BlueRiver (the “Termination Notice”), a copy of which is filed as Exhibit 2.1 hereto, which among other things provides for the termination of the Merger Agreement (as amended by the Amendment) pursuant to Section 11.01(d)(ii) of the Merger Agreement. No termination fee or other payment is due to any party to the Merger Agreement from any of the other parties as a result of the termination.

Termination of Sponsor Support Agreement

The Sponsor Support Agreement, dated as of July 21, 2023, among the Company, Merger Sub and SST and BlueRiver Ventures, LLC, a Cayman Islands limited liability company (the “Sponsor Support Agreement”), automatically terminated in accordance with its terms upon termination of the Merger Agreement. No termination fee or other payment is due to any party to the Sponsor Support Agreement from any of the other parties as a result of the termination.

The foregoing descriptions of the Merger Agreement and the Sponsor Support Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of such agreements which were previously filed with the SEC and are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2024, BlueRiver received a written notice from NYSE American LLC (“NYSE American”) indicating that the staff of NYSE Regulation has determined to suspend trading in the redeemable warrants of the Company (BLUA WS) from NYSE American.

The NYSE American had previously announced on February 2, 2024 an NYSE Regulation determination to delist all of the Company’s listed securities and will now suspend trading in the redeemable warrants as they are trading at an abnormally low price. Trading in the Company’s Class A ordinary shares (BLUA) and units (BLUA.U) will continue to trade on the NYSE American during the pendency of the Company’s appeal rights.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
2.1	Termination Notice, dated June 28, 2024
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueRiver Acquisition Corp.

By:	/s/ John Gregg
Name:	John Gregg
Title:	Co-Chief Executive Officer

Dated: July 5, 2024

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